UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2009

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On February 11, 2009, KBR announced that it has reached terms of a settlement of violations of the Foreign Corrupt Practices Act occurring between 1994 and 2004. The settlement calls for KBR to make payments totaling $20 million over the next eight quarters to the Department of Justice. The information contained in the Department of Justice and Securities Exchange Commission settlements note aggregate financial penalties totaling $579 million. The remainder of the penalties will be paid by Halliburton pursuant to indemnities under the 2006 Master Separation Agreement between KBR and Halliburton. The press release announcing the settlement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1      Press Release dated February 11, 2009, entitled “KBR CEO Comments on DOJ and SEC Settlement Agreements in Foreign Corrupt Practices Act Investigation.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: February 11, 2009	By:	/s/ Jeffrey B. King
Vice President, Public Law